Exhibit 10.45


                         DISTRIBUTION SERVICES AGREEMENT

         This agreement is made as of June 1, 1997 between Orphan Medical, Inc., a Minnesota corporation ("Orphan"), and Cardinal Health* ("Cardinal").

                             Background Information

         A. Orphan is, among other things, in the business of licensing, developing and marketing pharmaceutical products in the United States, the District of Columbia and Puerto Rico (the "Domestic Territory") and internationally (the "International Territory").

         B. Cardinal, through its subsidiary, CORD Logistics, Inc. ("CORD"), is, among other things, in the business of distributing pharmaceutical products to wholesalers, specialty distributors, physicians, clinics, hospitals, retail pharmacies, and other health care providers in the Domestic Territory and the International Territory (sometimes hereinafter referred to collectively as the "Territories"), and of providing Information Systems and other services that support its customers' use of its distribution capabilities.

         C. Orphan desires to engage CORD as its primary distribution agent (described below) for the Products (defined in the attached Exhibit A) and to perform certain other services described in this agreement, all upon the terms and conditions set forth in this agreement.

                             Statement of Agreement

         Orphan and Cardinal (the "Parties") hereby acknowledge the accuracy of the above Background Information and agree as follows:

         ss.1. Appointment. Upon the terms and conditions described in this agreement, Orphan hereby appoints CORD: (a) as its exclusive distribution agent in and for the Domestic Territory for distribution of the Products directly to physicians' offices, clinics, hospitals, retail pharmacies, and other health care providers ("Direct Customers") located in the Domestic Territory in the event that Orphan begins selling the Products or providing samples to Direct Customers in the Domestic Territory; (b) as its exclusive distribution agent in and for the Domestic Territory for distribution of the Products (including samples) to wholesalers, specialty distributors and other distributors located in the Domestic Territory who purchase the Products from Orphan ("Domestic Wholesale Customers"); (c) as its exclusive distribution agent to distribute the Products (including samples) to distributors located in the International Territory ("International Distributors") when commercially reasonable for a distribution agent located in the Domestic Territory to perform such services; and (d) to perform the other services as described in this agreement (the services described in clauses (a), (b), (c) and (d) of this section hereinafter collectively referred to as the "Services", and Domestic Wholesale Customers, International Distributors and Direct Customers sometimes hereinafter referred to collectively, as "Customers"). Notwithstanding the foregoing, CORD may decline appointment under clause (c) if CORD determines that distribution to any distributor located in any International Territory would be contrary to the laws or regulations of any country (including the United States) or impractical from a business perspective. Exhibit A may be amended from time to time by mutual written agreement of the Parties to add or delete products covered by this agreement.

         The Services shall be implemented pursuant to the Implementation Schedule attached as Exhibit B to this agreement (the "Implementation Schedule"), with distribution of the Products to begin on the date specified in that Schedule (the "Commencement Date").

         ss.2. Product Supply, Warehousing and Storage. Orphan shall ship the Products to CORD at CORD's distribution facility currently located at 2700 Interstate Drive, Lakeland Florida 33805 or to such other distribution facility as may be designated by CORD (individually or collectively, the "CORD Facility"), in sufficient quantities to meet Orphan's anticipated Customer orders. CORD shall visually inspect each shipment of the Products for external damage or loss in transit and notify Orphan that such damage or loss has occurred promptly following discovery of such damage or loss by CORD.

         Orphan shall provide CORD with projections of the Products' volume requirements not less often than quarterly, at least 30 days in advance of the quarter. As part of the pre-launch preparation, CORD shall store Product volume sufficient to handle six months forward marketing demand. CORD shall store the Products in the CORD Facility and comply with the storage and handling requirements applicable to the Products, as such requirements may be supplemented or amended from time to time by Orphan with reasonable prior notice to CORD and its prior approval, which approval shall not be unreasonably withheld. If CORD notifies Orphan in good faith that any such supplement or amendment will require any material modification to the CORD Facility or CORD's procedures or requirements which are unique and specific to the Products or the Services resulting in a material increase to CORD's anticipated costs and expenses, then Orphan and CORD shall consult regarding such reasonable costs and expenses (hereinafter, simply "unique costs") and Orphan shall pay such unique costs resulting from that modification.

         Orphan shall pay all costs and expenses of delivering the Products to the CORD Facility. Orphan shall retain title to all Product inventory in the CORD Facility until the Products are shipped to the Customers (including without limitation purchases by any subsidiary or affiliate of Cardinal or CORD ).

         ss.3. Standard Product Distribution. All Customer orders shall be taken by CORD as described in the Operating Guidelines (defined in ss.6, below). CORD shall confirm the receipt of and process each order and, so long as the ordered Products are then in stock at the CORD Facility and the orders are received no later than 2:00 p.m. local time at the CORD Facility, routinely have that order available for shipment within 24 hours of CORD's receipt of the order (exclusive of holidays and weekends) or such longer period as may be designated or permitted by Orphan with the courier selected by Orphan. Orphan shall reimburse CORD for all costs and expenses of the Courier, or, if acceptable to the Courier and CORD, Orphan may be billed directly by the Courier for the delivery charges. In addition and except for Elliotts B, Orphan shall reimburse CORD for all costs and expenses of packaging material used for shipping the Products. The Products shall be shipped on a first expiration date-first out basis or as otherwise directed by Orphan. In addition, CORD shall establish (and Orphan shall approve) procedures for the processing and shipment of emergency orders on weekends and holidays, provided that Orphan shall separately pay all increased costs resulting from such orders.

         In the event that CORD does not or is unable to have any order available for shipment with 72 hours of CORD's receipt of the order (exclusive of holidays and weekends) for any reason other than a reason set forth in
Section 28, then Orphan shall have the right to engage a third party to ship th4e Products which CORD has failed to ship until such time as CORD is again able and willing to resume shipment of such Products for Orphan. In the event that Orphan engages a third party under this section, CORD shall reimburse Orphan an amount equal to the difference between the per-line fee charged by the third party (up to *** per line) and the per-line fee charged by CORD for the Products shipped by the third party.

         ss.4. Product Prices. Upon execution of this agreement, Orphan shall deliver to CORD a Products price list for Customers who purchase the Products (the "Customer Price List"). Orphan shall notify CORD of any change in the Customer Price List not less than 10 business days prior to the effective date of any such change. The Parties hereby acknowledge that Orphan, and not CORD, is the seller of the Products to Customers.

         ss.5. Customer Billing and Collection Services.

                  (a) CORD shall perform the billing services described in the Operating Guidelines in accordance with the policies and procedures set forth therein.

                  (b) CORD shall have no obligation to pay for the Products or to reimburse Orphan for any losses incurred in connection with the failure of any Customer to pay Orphan any amount due.

                  (c) Customers shall be directed to make payments for the Products directly to Orphan.

         ss.6. Operating Guidelines. As soon as practicable after the date of this agreement, CORD and Orphan shall develop operating guidelines relating to the Products and the Services, which guidelines (the "Operating Guidelines") will be in writing, in a form satisfactory to CORD and Orphan, and will define and document the responsibilities of CORD and Orphan in support of the relationship described in this agreement. CORD and Orphan shall comply in all material respects with the Operating Guidelines. All Operating Guidelines shall be implemented in good faith and in a commercially reasonable manner, subject to the qualifications set forth therein; provided that in the event of any inconsistency between the Operating Guidelines and the other provisions of this agreement, the other provisions of this agreement shall control. The Operating Guidelines may be amended from time to time upon the mutual agreement of CORD and Orphan.

-------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

         ss.7. Returns and Recalls. CORD shall accept and process Product returns, including recall returns, pursuant to this agreement and any applicable Operating Guidelines. The fees to be paid to CORD for these return services are described inss.8 of this agreement.

         Under normal operating conditions, CORD shall process all Customer return requests which comply with the terms of this agreement (including any applicable Operating Guidelines) within 5 business days following receipt of the returned Products and dispose of the returned Products as required by this agreement and applicable law. In addition, CORD shall assist Orphan in all ways reasonably requested by Orphan with respect to the processing of customer complaints relating to any returned Products or the handling of those returned Products.

         If Orphan is required to recall, or, on its own initiative, recalls any Products, CORD will assist Orphan with that recall in all ways reasonably requested by Orphan; provided that Orphan shall pay to CORD an amount equal to all costs incurred by CORD in connection with any such recall.

         ss.8. Fees. As compensation for the Services, Orphan shall pay CORD the fees described below and as more fully detailed in the attached Exhibit D (the "Fees").

         (a) DISTRIBUTION FEES. Orphan shall pay a storage/distribution fee to CORD for the Products as set forth in Exhibit D. The per-line fees set forth in Exhibit D exclude freight in all cases; the per-line fees include Customer invoicing, and, in the case of Elliotts B Solution, packaging materials and Customer Service support. Orphan shall reimburse CORD for any additional charges incurred as a result of any Products requiring special handling and/or packaging materials. Returns will be charged per line at the same rate indicated for outgoing shipments.

         (b) INFORMATION SYSTEMS DEVELOPMENT FEE. Orphan shall pay to CORD an Information Systems Development Fee equal to ***, which will include installation of a communications line, all activities required to make the Information System operational for Orphan, reasonable user training, a reasonable number of copies of the System documentation and a copy of the Master Validation Plan. Orphan shall make payment of the Information Systems Development Fee to CORD as follows: (i) *** upon Orphan's initial use of the System as evidenced by the first entry of inventory into the System and (ii) *** upon launch of the second Product under this agreement. For purposes of this agreement: (i) the second Product will be deemed launched upon FDA approval of any Product, including any Treatment IND approval by the FDA for which CORD will perform distribution services under this agreement, and (ii) distribution of the Products Cystadane and Antizol Vet in any International Territory or for Veterans Administration sales within the Domestic Territory will not be deemed to be the launch of a second Product.

-----------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

         (c) INFORMATION SYSTEMS AND SERVICES USE FEE. Upon launch of the second Product and for the remainder of the term of this agreement, Orphan shall pay to CORD as compensation for the use of the information systems and services provided by CORD or an affiliate of CORD, regardless of the number of Products in addition to the first Product being distributed: (i) *** per month (the "Monthly Fee"), plus (ii) ***, up to a maximum monthly total of the Monthly Fee and *** . ***.

         (d) CUSTOMER SERVICE FEES. Upon Orphan's launch of the second Product and for the remainder of the term of this agreement, Orphan will pay to CORD as compensation for the Customer Services performed pursuant to the Operating Guidelines the fees specified in Exhibit D.

         Following the end of each calendar month, CORD shall issue an invoice to Orphan for the Fees payable with respect to CORD's performance of the Services. The Fees or other amounts payable by Orphan to CORD under this agreement shall be payable within 30 days of the date of CORD's invoice for such Fees or other amounts. If the Fees or other amounts payable to CORD under this agreement are not paid when due, then CORD shall have the right to impose a service charge on the unpaid amount calculated at the rate of 1.5% per month (or the maximum rate permitted by law if such rate is less than 1.5% per month) until such amount is paid in full.

         In addition to any other fee increases provided for in this agreement, if CORD can reasonably demonstrate that the costs for providing the Services have materially increased, or are likely to increase in the coming year due to the adoption of any applicable law or regulation, or any material change in the interpretation or administration thereof (a "Cost Adjustment"), then CORD may propose an increase to the Distribution Fee as of any anniversary of the Commencement Date by an amount reasonably designed to eliminate any Cost Adjustment; provided that the costs used for determining such increases shall be reasonably determined under Generally Accepted Accounting Principles and cost allocation methods applied on a consistent basis, and such costs shall not include any special charges or amounts which are allocated disproportionately to the costs of the Services when compared to the other business operations of CORD. CORD shall notify Orphan of any such proposed Cost Adjustment not less than 90 days in advance, and the Parties shall meet to discuss any Cost Adjustment.

         ss.9. Use of the Information System. To facilitate the Services, CORD shall provide to Orphan access to CORD's or an affiliate of CORD's Information System, consisting of the computer hardware and software and other components described in the attached Exhibit E (the "System"), and shall provide the services relating to Orphan's use of the System which are described in that Exhibit. Access to the System shall be provided pursuant to a System Access Agreement in the form of the attached Exhibit F, which agreement (the "System Access Agreement") shall be executed by the Parties concurrently with this agreement. As

-----------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

consideration for its use of the System, Orphan shall pay to CORD the information systems development, monthly and unit of measure fees described in ss.8 of this agreement and listed on the attached Exhibit D. The System shall be made available to Orphan's Facility (including provision of up to five CRT terminals or terminal emulation cards for personal computers), so long as Orphan first has in place a local area network sufficient to support all Orphan terminals and personal computers which will have access to the System and a centralized server sufficient for data storage related to Orphan' use of the System. All costs and expenses associated with establishing initial hook-up of all communication and electronic information lines necessary for interface of the System with Orphan's information systems located in Minnetonka, Minnesota will be included in the Information Systems Development Fee; provided that Orphan will pay all such costs and expenses should Orphan choose to relocate the CORD computer terminals or re-direct the flow of information from its current location in Minnetonka, Minnesota. Orphan shall have sole responsibility for payment of all costs and expenses of maintaining all such communication and electronic information lines. CORD shall designate an employee of it or one of its affiliates who shall be responsible for acting as liaison between Orphan and CORD, and providing support and maintenance to Orphan, in connection with its use of the System. CORD and Orphan shall each assign knowledgeable and qualified employees of that party or its affiliates, as reasonably determined by that party, to facilitate the use of the System as contemplated by this agreement.

         ss.10. EDI Transmission & Customer Orders. Those Customers utilizing CardinalCHOICE(R) in the normal course of their business will be able to order Products directly through CardinalCHOICE. CORD will exercise reasonable efforts to facilitate EDI transmission or orders from Customers utilizing EDI software other than CardinalCHOICE. Such facilitation may include additional charges.

         ss.11. Term and Termination. (a) The initial term of this agreement (the "Initial Term") shall begin on the date of this agreement and continue until the third anniversary of the Commencement Date, unless or until terminated sooner pursuant to the other provisions of this section. After the Initial Term, this agreement shall renew automatically for successive renewal terms of one year each unless notice of termination is given by any Party at least 90 days prior to the end of the term then in effect, in which case this agreement shall terminate at the end of that term. Any reference in this agreement to the "term of this agreement" shall include the Initial Term and any such renewal terms.

         (b) Either Party shall have the right to terminate this agreement upon the breach by the other Party of a material provision of this agreement and that Party's failure to cure such breach within 30 days following written notice thereof from the non-breaching Party or, in the event such failure is not capable of being cured within such 30-day period, the non-breaching Party's failure to continue to diligently prosecute such cure thereafter; provided, that, with respect to any failure to make any payment when due under this agreement, such period in which to cure shall be reduced to 10 days.

         (c) Either Party shall have the right to terminate this agreement immediately upon notice to the other Party following the commencement of any bankruptcy or insolvency proceeding (whether voluntary or involuntary) with respect to such other Party or its assets, the general assignment for the benefit of creditors by such other Party, or the appointment of a receiver, trustee or liquidator by or for such other Party.

         (d) Sections 15 and 17 through 20, inclusive, of this agreement shall survive the termination of this agreement, and no termination of this agreement shall affect any liabilities arising, or based upon acts or omissions occurring, prior to the date of such termination.

         ss.12. Advisory Board. Promptly following the Commencement Date, the Parties shall form an Advisory Board consisting of four members. CORD and Orphan shall each appoint two members to the Advisory Board. The Advisory Board shall meet from time to time as mutually agreed upon by CORD and Orphan to discuss the relationship established between the Parties by this agreement and any related issues.

         ss.13. Audits. Orphan shall have the right during normal business hours (i.e., 8:00 a.m. to 5:00 p.m. local time), upon reasonable prior notice, to: (a) review and audit CORD's shipping and receiving records relating directly to Products received at and shipped from the CORD Facility; and (b) conduct, together with representatives of CORD, an inventory of the Products at the CORD Facility.

         ss.14. Compliance With Laws. Each Party shall conduct its activities in connection with this agreement in substantial compliance with all applicable laws.

         ss.15. Representations and Warranties. Each Party represents and warrants to the other that: (a) it has full power and authority to enter into this agreement and perform and observe all obligations and conditions to be performed or observed by it under this agreement without any restriction by any other agreement or otherwise; (b) the execution, delivery and performance of this agreement have been duly authorized by all necessary corporate action of that Party; and (c) this agreement constitutes the legal, valid and binding obligation of that Party. Orphan further represents and warrants to Cardinal that the Products are and shall be manufactured in conformity with the Food, Drug, and Cosmetic Act, as amended, and all other applicable laws.

         ss.16. Taxes. Orphan shall pay when due all sales, use, gross receipts, excise, personal property taxes associated with the Products (excluding any personal property tax associated with CORD's equipment used in connection with the Services), and other taxes or similar charges now or hereafter imposed as a result of the transactions contemplated by this agreement, none of which have been included in the fees payable to CORD under this agreement; provided that the amounts payable by Orphan under this section shall not include taxes based on the net income of CORD. CORD shall maintain the records necessary for Orphan to complete all such sales, use, gross receipts, excise, property, and other taxes and similar charges.

         ss.17. Trademarks. Neither Party shall have the right to use the name of the other Party or any affiliate of the other Party, or the other Party's or such affiliates' trademarks, service marks, logos, or other similar marks in any manner except with the prior written approval of that Party; provided that the foregoing shall not prohibit CORD's use of Orphan' names or marks in connection with the performance of the Services in a manner consistent with this agreement, the past practices of the Parties or their affiliates, or the practices within the industry.

         ss.18. Confidentiality. Each Party acknowledges that as a result of this agreement it may learn and have access to trade secrets and other confidential and proprietary information of the other Party, including without limitation financial information, information regarding business practices and techniques, and systems and technology information (the "Confidential Information"); provided that, for purposes of this agreement, Confidential Information shall not include information disclosed by one Party to the other to the extent that such information: (a) is or becomes generally available in the industry in which the disclosing Party engages in business without any violation of this agreement by the other Party; (b) is already legally known to the other Party or any of its affiliates at the time of its disclosure by the disclosing Party; or (c) is independently developed by the other Party or any of its affiliates. The specific material terms of this agreement shall be deemed to be the Confidential Information of each Party.

         Neither Party shall, directly or indirectly, at any time: (i) disclose to any person or entity any Confidential Information of the other Party (whether learned before or after the date of this agreement), or (ii) use, or permit or assist any person or entity to use, any such Confidential Information, excepting only: (A) disclosures required by law, as reasonably determined by the disclosing Party or its legal counsel, and (B) disclosures on a confidential basis to directors, officers, employees, and agents of that Party or its affiliates who have a reasonable need to know such Confidential Information in the normal course of business of that Party or any of that Party's affiliates.

         The obligations of confidentiality hereunder shall survive the termination of this agreement for a period of three (3) years.

         Upon termination of this agreement (for any reason) each Party shall promptly: (i) return to the other Party all documentation and other materials (including copies of original documentation or other materials) containing any confidential information of the other Party; or (ii) with the other Party's consent, which consent will not be unreasonably withheld, certify to the other Party, pursuant to a certificate in form and substance satisfactory to the other Party, as to the destruction of all such documentation and other materials.

         ss.19. Indemnification. Each Party shall indemnify and hold harmless the other and its affiliates, directors, officers, employees, agents, and representatives from and against all claims, liabilities, losses, damages, costs, and expenses (including without limitation reasonable attorneys' fees) arising directly or indirectly out of any failure of that Party to perform and observe fully all obligations and conditions to be performed or observed by that Party pursuant to this agreement or any breach of any warranty made by that Party in this agreement.

         NOTWITHSTANDING THE FOREGOING, OR ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR OTHER SIMILAR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

         ss.20. Insurance. (a) During the term of this agreement, Orphan shall maintain: (i) product liability and commercial general liability insurance having a limit of not less than $3 million (which amount Orphan will use reasonable efforts to increase as Orphan's product portfolio increases); and (ii) property damage insurance at replacement value for the Products located at the CORD Facility or in transit to or from the CORD Facility, pursuant to one or more insurance policies with reputable insurance carriers. Cardinal Health, Inc. and its subsidiaries shall be designated as "additional insureds" under the product liability and commercial general liability insurance policy(ies) and as "loss payees" under the property damage insurance policy(ies). Prior to the Commencement Date, Orphan shall deliver to CORD certificates evidencing such insurance. Orphan shall not cause or permit such insurance to be canceled or modified to materially reduce its scope or limits of coverage during the term of this agreement. Except for any losses resulting solely from the negligence or intentional misconduct of CORD, Orphan shall bear all risk of loss or damage with respect to the Products, whether located at the CORD Facility or otherwise.

         (b) During the term of this agreement, CORD shall maintain, pursuant to one or more insurance policies with reputable insurance carriers, property damage insurance at replacement value for the Products located at the CORD Facility or in transit to or from the CORD Facility, which insurance shall be applicable only in the event of loss or damage resulting solely from the negligence or intentional misconduct of CORD. Orphan shall be designated as a "loss payee" under such property damage insurance policy(ies). Prior to the Commencement Date, CORD shall deliver to Orphan certificates evidencing such insurance. CORD shall not cause or permit such insurance to be canceled or modified to materially reduce its scope or limits of coverage during the term of this agreement.

         ss.21. Relationship of the Parties. The relationship among the Parties is and shall be that of independent contractors. This agreement does not establish or create a partnership or joint venture among the Parties.

         ss.22. Notices. Any notice or other communication required or desired to be given to any Party under this agreement shall be in writing and shall be deemed given: (a) three business days after such notice is deposited in the United States mail, first-class postage prepaid, and addressed to that Party at the address for such Party set forth at the end of this agreement; (b) one business day after delivered to Federal Express, Airborne, or any other similar express delivery service for delivery to that Party at that address; or (c) when sent by facsimile transmission, with electronic confirmation, to that Party at its facsimile number set forth at the end of this agreement. Any notice delivered by facsimile transmission will be deemed delivered upon electronic confirmation provided the notice is also deposited in the U.S. mail, first-class postage prepaid. Any Party may change its address or facsimile number for notices under this agreement by giving the other Parties notice of such change.

         ss.23. Arbitration. Subject to ss.24, below, any and all disagreements or controversies arising out of or with respect to this agreement or the System Access Agreement shall be settled by binding arbitration to be held, and the award made, in Chicago, Illinois, pursuant to the then-applicable rules of the American Arbitration Association (to the extent not inconsistent with this agreement). Each Party shall bear the costs and expenses of preparing and presenting its case at the arbitration. All other costs and expenses of arbitration shall be borne by the Parties as determined in the arbitration.

         ss.24. Remedies. Each Party acknowledges that in the event of any violation by that Party of any of the provisions of ss.18 of this agreement, the other Party would suffer irreparable harm and its remedies at law would be inadequate. Accordingly, in the event of any violation or attempted violation of any such provisions by either Party, the other Party shall be entitled to a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief, without any showing of irreparable harm or damage or the posting of any bond. The rights and remedies of each Party under this agreement shall be cumulative and in addition to any other rights or remedies available to such Party, whether under any other agreement, at law, or in equity.

         ss.25. Governing Law. All questions concerning the validity or meaning of this agreement or relating to the rights and obligations of the Parties with respect to performance under this agreement shall be construed and resolved under the laws of the State of Ohio.

         ss.26. Severability. The intention of the Parties is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines that it is impossible to construe any provision of this agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this agreement, which shall remain in full force and effect.

         ss.27. Non-waiver. No failure by either Party to insist upon strict compliance with any term of this agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of the other Party shall affect, or constitute a waiver of, the first Party's right to insist upon strict compliance, to exercise that option, to enforce that right, or to seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this agreement shall affect, or constitute a waiver of, that Party's right to demand strict compliance with all provisions of this agreement.

         ss.28. Force Majeure. If the performance of any part of this agreement by either Party shall be affected for any length of time by fire or other casualty, government restrictions, war, riots, strikes or labor disputes, lock out, transportation delays, and acts of God, or any other causes which are beyond the control of the Parties, such Party shall not be responsible for delay or failure of performance of this agreement for such length of time, provided, however, that the obligation of one Party to pay amounts due to any other Party shall not be subject to the provisions of this section. During any suspension of performance by CORD under this section, Orphan shall have the right to engage a third party to perform the Services not being performed by CORD as a result of the force majeure until such time as CORD resumes performance of the Services. CORD and Orphan will use reasonable efforts to work together to effect the transition of Orphan's business to a third party during such temporary period affected by such force majeure.

         ss.30. Genders and Numbers. Where permitted by the context, each pronoun in this agreement includes the same pronoun in the other genders or numbers and each noun used in this agreement includes the same noun in other genders.

         ss.31. Complete Agreement. This agreement (together with the exhibits attached hereto and the other documents referred to herein, all of which are hereby incorporated herein by reference) contains the entire agreement between the Parties and supersedes all prior or contemporaneous discussions, negotiations, representations, warranties, or agreements relating to the subject matter of this agreement. No changes to this agreement shall be made or be binding on either Party unless made in writing and signed by both Parties. The Parties anticipate that addenda may be added to this agreement to effect the provision of additional services by Cardinal to Orphan.

         ss.32. Successors. Except as set forth in this ss.32, neither Party shall have the right to assign this agreement or any of such Party's rights or obligations under this agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that CORD shall have the right to assign or delegate from time to time this agreement or any or all of its rights under this agreement to any other wholesale distributor of pharmaceutical products that is a subsidiary of Cardinal Health, Inc., an Ohio corporation. Subject to the preceding sentence, this agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of the Parties.



ORPHAN MEDICAL, INC.                           CARDINAL HEALTH

By /s/ Patti A. Engel                          By /s/ Lisa Dolan
   (Name)                                         (Name)

   V.P. Marketing & Sales                         Senior Vice President
   (Title)                                        (Title)

Address and facsimile number:                  Address and facsimile number:

13911 Ridgedale Drive                          5555 Glendon Court
Minnetonka, MN 55305                           Dublin, Ohio 43016
Attn: Patti A. Engel                           Attention: Senior Vice President,
Facsimile No. 612-541-9209                       Specialty Cos.
                                               Facsimile No. (614) 717-6000


* The terms "Cardinal and "Cardinal Health" shall include the following affiliated operating companies: CORD Logistics, Inc., an Ohio corporation (Dublin, Ohio); Medical Strategies, Inc., a Massachusetts corporation (Dublin,
Ohio); Assisted Care Partners, Inc., an Ohio corporation (Dublin, Ohio); Cardinal Syracuse, Inc., a New York corporation (Syracuse, New York); Williams Drug Distributors, Inc., a Delaware corporation (Zanesville, Ohio); Marmac Distributors, Inc., a Connecticut corporation (Hartford,

Connecticut); James W. Daly, Inc., a Massachusetts corporation (Peabody, Massachusetts); Ohio Valley-Clarksburg, Inc., a Delaware corporation (Wheeling, West Virginia); Chapman Drug Company, a Tennessee corporation (Knoxville, Tennessee); Cardinal Florida, Inc., a Florida corporation (Lakeland, Florida); Cardinal Mississippi, Inc., a Mississippi corporation (Richland, Mississippi); Solomons Company, a Georgia corporation (Savannah, Georgia); Whitmire Distribution Corporation, a Delaware corporation (Folsom, California); Humiston-Keeling, Inc., an Illinois corporation (Calumet City, Illinois); Behrens Inc., a Texas corporation (Waco, Texas); Nexus Healthcare, Inc. (Dublin,
Ohio); and any other subsidiary of Cardinal Health, Inc., an Ohio corporation ("CHI"), as may be designated by CHI.

                                LIST OF EXHIBITS

                     Exhibit A         List of Products
                     Exhibit B         Implementation Schedule
                     Exhibit C         Operating Guidelines
                     Exhibit D         Fee Schedule
                     Exhibit E         Order Entry System
                     Exhibit F         System Access Agreement

                                                                       EXHIBIT A

                                List of Products

Products means:

(a) Elliotts B(TM) Solution (buffered intrathecal electolyte/dextrose injection), and

(b) All other Orphan products except for products: (i) subject to Orphan's relationship existing as of the Commencement Date with Chronimed and (ii) which Orphan may license, develop or distribute where the licensor has an exclusive distribution agent at the time such license is granted to Orphan provided Orphan has used reasonable efforts to obtain such licensor's agreement to assign or otherwise transfer to CORD the right to act as the primary distribution agent for such products.

                                                                       EXHIBIT B

                             IMPLEMENTATION SCHEDULE

                  This Schedule will be revised from time to time as specific issues, tasks, and timing are defined by and agreed to by the CORD/Orphan Project Team.

Critical implementation steps are outlined as follows:

1.       Preparation of the Operating Guidelines.

2.       Nashville Facility readiness - sometime between April 1 and June 30,
         1997.

3.       Commencement Date - Date of first shipment of Product (December 1996).

4. Follow-up on issues, expansion, corrective action by Project Team -- on-going.

5.       Formalized training on computer system - by June 30, 1997.

6.       Commencement of Daily Reports - by June 30, 1997.

7.       Implementation of EDI with CardinalCHOICE(R)customers - by Sept. 30,
         1997.

                                                                       EXHIBIT D

                                  FEE SCHEDULE



                                  FEE SCHEDULE:

                                                                      At Launch of
                                                       At Launch      2nd Product
                                                          of           Available
                                         Total         Elliotts B     to Cardinal      ADDITIONAL INFORMATION
                                         -----         ----------     -----------      ----------------------
INFORMATION SYSTEMS:
--------------------
A.  SYSTEM DEVELOPMENT FEE                ***             ***               ***        -   ORPHAN'S MONTHLY FEE FOR
                                                                                           INFORMATION SYSTEMS AND SERVICES
                                                                                           UNDER THIS AGREEMENT WILL BE
                                                                                           CALCULATED AS THE SUM OF *** PER
                                                                                           MONTH (B), PLUS *** (C), UP TO A
                                                                                           MAXIMUM OF *** PER MONTH INCLUDING
                                                                                           ALL PRODUCTS. ***.
B.  Per-Month Fee (for all products)                      ***               ***
C.  ***                                                   ***               ***        -   INCLUDES STANDARD SYSTEM REPORTS (SALES,
                                                                                           INVENTORY, ETC.).
                                                                                       -   INCLUDES INSTALLATION OF
                                                                                           COMMUNICATION LINE.
                                                                                       -   HARDWARE AND MONTHLY LINE FEES WILL
                                                                                           BE THE RESPONSIBILITY OF ORPHAN
                                                                                           MEDICAL.
                                                                                       -   INCLUDES EDI ORDER ENTRY CAPABILITIES FOR
                                                                                           ALL CARDINAL HEALTH CUSTOMERS ORDERING
                                                                                           ORPHAN MEDICAL PRODUCTS THROUGH
                                                                                           CARDINALCHOICE(R). EDI ORDER ENTRY
                                                                                           CAPABILITIES FOR NON-CARDINAL CUSTOMERS
                                                                                           MAY INCLUDE ADDITIONAL CHARGES.
STORAGE/DISTRIBUTION:                                                                  -   BRACKETS ARE CALCULATED MONTHLY AND ARE
---------------------                                                                  -   BASED ON TOTAL VOLUME FOR ALL PRODUCTS.
Ambient Products, Per Line:                                                            -   FREIGHT CHARGES WILL BE THE
                                                                                           RESPONSIBILITY OF AND BILLED DIRECTLY TO
                                                                                           ORPHAN MEDICAL.
                0 - 1,000 Lines                           ***               ***        -   PER-LINE FEES INCLUDE CUSTOMER INVOICING.
            1,001 - 2,500 Lines                           ***               ***        -   PER-LINE FEE FOR ELLIOTTS B OF *** FOR
                                                                                           THE TERM OF THE AGREEMENT INCLUDES
                                                                                           CUSTOMER SERVICE AND PACKAGING MATERIALS.
            2,501 - 5,000 Lines                           ***               ***        -   PRODUCTS REQUIRING SPECIAL HANDLING
                                                                                           AND/OR PACKAGING MATERIALS MAY REQUIRE
                                                                                           ADDITIONAL CHARGES, INCLUDING ALL
                                                                                           NON-AMBIENT PRODUCTS.
                  > 5,000 Lines                           ***               ***        -   PRODUCT RETURNS WILL BE CHARGED PER LINE
                                                                                           AT THE SAME RATES INDICATED FOR OUTGOING
                                                                                           SHIPMENTS.
Refrigerated Products, Per Line                           ***               ***


CUSTOMER SERVICE:
-----------------
Monthly Fee                                               ***               ***        -   FOR ALL PRODUCTS EXCEPT ELLIOTTS B.
Fee Per Call:                                             ***               ***            CUSTOMER SERVICE FOR ELLIOTTS B IS
                                                                                           INCLUDED IN THE PER-LINE DISTRIBUTION
                                                                                           FEE.

-----------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the
Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities
Exchange Act of 1934.




The monthly Distribution Fee is for physical distribution and return (including returns due to recall) of the Products, including:

               1.  Receipt, Inspection, Segregation
               2.  Warehousing and Storage
               3.  Picking
               4.  Shipping
               5.  Return Goods processing, Destruction and Record Keeping

                                                                       EXHIBIT E

                         ORDER ENTRY SYSTEM BASE PACKAGE

A. System Access

Includes access to Cardinal's AS/400 Hardware, operating system, disk drives, printers, and computer operators Monday through Friday, excluding holidays, 12 hours per day (5:30am to 5:30pm, Pacific local time). The base package covers concurrent access by Orphan to Cardinal's system from up to five (5) terminals located at Orphan' offices.

B. Software Access and Maintenance

Includes access to CORD's or an affiliate of CORD's standard software. CORD or an affiliate of CORD shall perform necessary modification to bring the systems in compliance with the standard functionality described below.

*        Customer service
*        Chargebacks
*        Performance-based and/or Medicaid Rebates
*        Billing (Customized invoicing/packing slips)
*        Inventory control
*        Contracts
*        Lot tracking
*        Order entry
*        Warehousing
*        Returns processing
*        Report writer
*        All Standard reports
*        Customized reports (5) to be mutually agreed upon by both parties
*        Security Shipping Order Entry Verification Pricing

SYSTEMS DEVELOPMENT/ADDITIONAL SERVICES:

Orphan bears financial responsibility only for customization that would go beyond the standard systems functionality described above. Such customization performed by CORD or its representatives (exclusive of the base package) in connection with this agreement shall be billed to Orphan as follows:

*        Systems and software development--*** per hour per person, plus travel.
*        On-site training--*** per hour/person, plus travel.

Supplies, equipment and other, to be agreed upon by both parties.


--------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

                                                                       EXHIBIT F

                             SYSTEM ACCESS AGREEMENT


         This agreement is made as of December 1, 1996, between CORD Logistics, Inc., an Ohio corporation ("Licensor"), and Orphan Medical, Inc., a Minnesota_corporation ("Licensee"), who hereby agree as follows:

         System Access; Maintenance Obligations. On the terms and subject to the conditions described in this agreement and the Distribution Services Agreement having the same date as this agreement between Licensor and Licensee (the "Distribution Agreement"), Licensor hereby grants to Licensee a nonexclusive license (the "License") to utilize Licensor's Order Entry System, consisting of the computer hardware, software, and other components described in Exhibit E to the Distribution Agreement (collectively, the "System"), for the information processing needs of Licensee in connection with the Services to be provided by Licensor under the Distribution Agreement. Licensee shall maintain during the term of this agreement the network and local area network (including without limitation centralized server) requirements for the System described in the Distribution Agreement.

         During the term of this agreement, Licensee shall employ reasonable security measures and policies designed to safeguard the integrity, accessibility, and confidentiality of all of Licensee's data resident on the System and establish reasonable disaster and emergency recovery plans designed to minimize disruption from System operation interruptions. Licensee shall have the right to review the operation of the System from time to time upon reasonable prior notice from Licensor to Licensee; provided that such reviews shall be conducted in a manner to avoid disruption of Licensor's business operations to the extent possible.


         Proprietary Rights. Licensee shall have the right to use the System during the term of this agreement as expressly provided in paragraph 1 of this agreement, but not otherwise. Licensee shall not assign or otherwise transfer, disclose, copy, modify, or decompile the System or any part thereof. The System and all parts thereof, in all of their tangible and intangible manifestations, all existing or new enhancements, developments, derivative works, and other adaptions or modifications to the System (or any part thereof), and all related proprietary rights, are and shall remain the exclusive property of Licensor. Except for the License, Licensee shall have no right, title, or interest in or to the System or any part thereof. Upon termination of this agreement, Licensee shall promptly return to Licensor all portions of the System then in Licensee's possession or under its control.


         Warranties. Licensee acknowledges that it has had adequate opportunity to review the System and its features and operation, and Licensee accepts the System "AS IS" for its use as contemplated in the Distribution Agreement. LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, RELATING DIRECTLY OR INDIRECTLY TO THE SYSTEM OR ANY PART THEREOF, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

         Limitation On Liability. LICENSOR SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, OR OTHER SIMILAR DAMAGES ARISING DIRECTLY OR INDIRECTLY OUT OF THE USE OR INABILITY TO USE THE SYSTEM OR ANY PART THEREOF, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER CLAIMED UNDER CONTRACT, TORT, OR ANY OTHER LEGAL THEORY.

         IF ANY OF THE LIMITATIONS ON THE LIABILITY OF LICENSOR CONTAINED IN THIS AGREEMENT ARE FOUND TO BE INVALID OR UNENFORCEABLE FOR ANY REASON, THEN LICENSOR AND LICENSEE EXPRESSLY AGREE THAT THE MAXIMUM AGGREGATE LIABILITY OF LICENSOR FOR ALL CLAIMS RELATING TO THE SYSTEM SHALL NOT EXCEED 100% OF THE AGGREGATE BASE PACKAGE FEES PAID BY LICENSEE TO LICENSOR FOR LICENSEE'S USE OF THE SYSTEM UNDER THE DISTRIBUTION AGREEMENT.

         Taxes. Licensee shall pay when due all sales, use, gross receipts, excise, property, and other taxes or similar charges (other than taxes based upon Licensor's net income) now or hereafter imposed as a result of the transactions contemplated by this agreement.


         Term. The term of this agreement shall begin upon Licensee's initial use of the System as evidenced by the first entry of inventory into the System (which may be a date earlier than the Commencement Date specified for the Distribution Agreement) and shall end: (a) automatically upon the termination of the Distribution Agreement (for any reason), or (b) on any earlier date specified by Licensee in notice to Licensor given not less than 180 days prior to the specified termination date; provided that: (i) paragraph 2 through 5, inclusive, and paragraph 8 of this agreement shall survive the termination of this agreement, and (ii) no termination of this agreement shall affect any liabilities arising, or based upon acts or omissions occurring, prior to such termination.

         Licensee shall continue to have access to the System for a reasonable period of time (not be exceed 60 days) following termination of this agreement solely for purposes of retrieving and transferring to a separate system Licensee's data relating to its pre-termination operations, and Licensor shall reasonably cooperate with Licensee to preserve the integrity and accessibility of Licensee's data during such period; provided that, during such period, Licensee shall continue to pay the full Base Package and other fees payable by Licensee under the Distribution Agreement and comply with all other requirements imposed upon Licensee under this agreement.

         Notices. Any notice or other communication required or desired to be given to either party under this agreement shall be in writing and shall be deemed given: (a) three days after mailing, if deposited in the United States mail, first-class postage prepaid, and addressed to that party at its address set forth at the end of this agreement; (b) when received if delivered to Federal Express or any other similar overnight delivery service for delivery to that party at that address; or (c) when sent by facsimile transmission, with electronic confirmation, to that party at its facsimile number set forth at the end of this agreement. Either party may change its address or facsimile number for notices under this agreement by giving the other party notice of such change.

         Remedies. Licensee each shall indemnify Licensor and its affiliates, directors, officers, employees, agents, and representatives against all claims, liabilities, losses, damages, costs, and expenses (including without limitation reasonable attorneys' fees) arising directly or indirectly out of any failure of Licensee to perform and observe fully all obligations and conditions to be performed or observed by Licensee pursuant to this agreement. Licensee acknowledges that in the event of any violation by it of any of the provisions of paragraph 2 of this agreement, Licensor would suffer irreparable harm and its remedies at law would be inadequate. Accordingly, in the event of any violation or attempted violation of any such provisions by Licensee, Licensor shall be entitled to a temporary restraining order, temporary and permanent injunctions, specific performance, and other equitable relief, without any showing of irreparable harm or damage or the posting of any bond, in addition to any other rights or remedies which may be available to Licensor.

         Force Majeure. Notwithstanding any other provisions of this agreement or the Distribution Agreement to the contrary, each party's obligations under this agreement (exclusive of payment obligations) shall be excused if and to the extent that any delay or failure to perform such obligations is due to fire or other casualty, material shortages, strikes or labor disputes, acts of God, or other causes beyond the reasonable control of that party.

         Successors. Licensee shall not assign or otherwise transfer this agreement or any of its rights or obligations under this agreement without the prior written consent of Licensor, which consent shall not be unreasonably withheld. Subject to the preceding sentence, this agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each party.

         Interpretation. This agreement shall be governed by and construed in accordance with the laws of the State of Ohio. If and to the extent that any court of competent jurisdiction determines that it is impossible to construe any provision of this agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this agreement, which shall remain in full force and effect.

         Complete Agreement. This agreement (together with the Distribution Agreement, which is hereby incorporated herein by reference) constitutes the entire agreement between the parties with respect to the subject matter of this agreement and supersedes all prior or contemporaneous discussions, negotiations, representations, warranties, or agreements relating to the subject matter of this agreement. This agreement may not be amended or otherwise modified except by a written instrument signed by each party.

ORPHAN MEDICAL, INC.                            CORD LOGISTICS, INC.

By /s/ Patti A. Engel                           By /s/ Lisa Dolan

Its V.P Marketing & Sales                       Its President

Address:                                        Address:

13911 Ridgedale Drive                           5555 Glendon Court
Minnetonka, MN 55305                            Dublin, Ohio 43016
Telecopy: 612-541-9209                          Telecopy: (614) 717-6000